Exhibit 99.2

Black Elk Energy Offshore Operations, LLC Announces Conference Call

Houston, January 8, 2014

Black Elk Energy Offshore Operations, LLC (the “Company”) will hold a conference call to provide a strategic update and discussion regarding the Company’s:

•	reserve report as of August 1, 2013 prepared by Netherland, Sewell & Associates, Inc., independent petroleum engineers;

•	selected preliminary fourth quarter 2013 financial and operational information;

•	near term potential divestiture and acquisition opportunities and related strategy; and

•	preliminary 2014 financial and operational targets.

The call will be held on Thursday, January 9, 2014, at 3:00 p.m. Central Time. To participate, dial (800) 272-6255 in the United States or (303) 223-2680 at least ten minutes before the call begins.

About Black Elk Energy Offshore

Black Elk Energy Offshore Operations, LLC (www.blackelkenergy.com) is an independent oil and gas company headquartered in Houston, Texas. The Company’s team of professionals is dedicated to performing to the highest industry safety standards, operating within and beyond the requirements of the regulations, and maintaining its stance as a good corporate citizen. The Company’s seasoned industry executives have extensive oil exploitation experience and knowledge with a unique demonstrated track record of increasing reserves and production.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Black Elk Energy Offshore Operations, LLC and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at www.sec.gov. All forward-looking statements attributable to Black Elk or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, Black Elk Energy Offshore Operations, LLC does not assume a duty to update these forward-looking statements.

Contact

IR@blackelkenergy.com

11451 Katy Freeway, Suite 500

Houston, Texas 77079

(281) 598-8647